Exhibit 99.1

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc. Reports Results for First Quarter 2015;

Increases Fiscal Year 2015 EPS Guidance

ATLANTA - May 27, 2015 - Popeyes Louisiana Kitchen, Inc. (NASDAQ: PLKI), the franchisor and operator of Popeyes® restaurants, today reported results for its fiscal first quarter of 2015, which ended April 19, 2015. The Company also increased earnings guidance for fiscal 2015.

“Popeyes delivered another strong quarter. These results were driven by our menu innovation with Louisiana-inspired food, our compelling messaging and increasing media weights. Our five pillar strategic roadmap, coupled with excellence in execution, continues to deliver consistent results quarter after quarter. The strength and reliability of our performance gives us confidence in our organic growth opportunities, which include investments in human capital and international expansion.” commented Cheryl Bachelder, Popeyes’ Chief Executive Officer.

First Quarter Highlights:

We accomplished the following results in the first quarter 2015, principally as a result of continued disciplined execution against our business strategies:

•	Reported net income was $13.6 million, or $0.58 per diluted share, compared to $11.1 million, or $0.46 per diluted share in 2014. Adjusted earnings per diluted share were $0.58, compared to $0.46 in 2014, representing an increase of 26.1%.

•	Global same-store sales increased 7.0% in 2015 compared to a 4.5% increase in 2014 for a two-year compounded growth rate of 11.8%. This positive sales growth reflects Popeyes’ continued menu innovation, supported by expanded relevant advertising and strengthened restaurant execution.

•	Total domestic same-store sales increased 7.1%, compared to a 4.3% increase last year, for a two-year compounded growth rate of 11.7%. Popeyes’ domestic same-store sales have outpaced the chicken-QSR segment for 28 consecutive quarters and overall QSR for 14 consecutive quarters, according to independent data. Popeyes has increased its domestic market share of the chicken-QSR category to 24.6% compared to 22.3% last year.

•	International same-store sales increased 6.1%, compared to 5.8% last year, for a two year compounded growth rate of 12.3%.

•	The Popeyes system opened 53 restaurants, which included 29 domestic and 24 international restaurants, compared to 27 total openings in the same period last year. Net restaurant openings were 35, compared to 11 net restaurant openings in the same period last year.

•	As of the end of the first quarter, the Company operated and franchised 2,420 restaurants, compared to 2,248 at the end of the first quarter in 2014, representing net unit growth of 7.7% over the last twelve months.

•	Total system-wide sales increased by 13.7% as a result of same store sales performance and net unit growth of the system.

•	Total revenues increased approximately 13% to $79.5 million in 2015 from $70.1 million in the prior year. The $9.4 increase in revenues was primarily due to a $5.3 million increase in sales by company-operated restaurants and a $4.4 million increase in franchise royalties. Sales by company-operated restaurants and franchise royalties were driven by positive same store sales increases and net unit growth.

•	Company-operated restaurant operating profit was $7.5 million, or 21.6% of sales, compared to $6.0 million, or 20.4% of sales in 2014. The improvement in Company-operated restaurant operating profit margin was primarily attributable to improved labor controls. Higher poultry and grocery basket costs were offset by targeted price increases and improved execution.

•	Through the end of the first quarter, Operating EBITDA was $26.1 million, or 32.8% of total revenue, compared to $21.4 million, or 30.5% of total revenue, last year, a 22% increase.

•	Through the end of the first quarter, free cash flow was $17.7 million, compared to $14.2 million in 2014.

•	The Company repurchased 183,847 shares of its common stock for approximately $11.0 million in the first quarter.

NEWS RELEASE

•	During 2014, Popeyes domestic freestanding franchised restaurants recorded average restaurant operating profit margins before rent for the fourth quarter and full year of 22.0% and 22.4% , respectively, compared to 21.4% and 21.6% during the same periods in 2013.

Fiscal 2015 Guidance

•	We expect global same-store sales growth to be at the top of our original range of 3.5% to 4.5%, representing a two-year trend of 11% across the year.

•	We are increasing our guidance on adjusted earnings per diluted share by one cent to a new range of $1.84 to $1.89, compared to prior guidance of $1.83 to $1.88.

•	We reiterate our full-year general and administrative expenses are expected to be approximately 2.9% of system-wide sales. We note that Q1 2015 general and administrative expenses were approximately 2.7% due to expense timing.

We also reiterate the following 2015 guidance:

•	New restaurant openings of 200 to 225 and net restaurant openings of 115 to 150, for a system net growth rate of approximately 5% to 6%. Included in this 2015 total are 85 to 95 international restaurants and three to five new Company-operated restaurants.

•	Capital expenditures of $15 to $20 million which includes $12.5 million for Company-operated restaurant development and Company-operated restaurant relocations.

•	An effective income tax rate in 2015 of approximately 38%.

•	Share repurchases of approximately $40 to $50 million.

Conference Call

The Company will host a conference call and internet webcast with the investment community at 9:00 A.M. Eastern Time on May 28, 2015, to review the results of the first quarter 2015. To access the Company’s webcast, go to www.plki.com, select “Investor Information” and then select “Popeyes Louisiana Kitchen, Inc. First Quarter 2015 Earnings Conference Call.” A replay of the conference call will be available for 90 days at the Company’s website or through a dial-in number for a limited time following the call.

Corporate Profile

Popeyes Louisiana Kitchen, Inc. is the franchisor and operator of Popeyes® restaurants, the world’s second-largest quick-service chicken concept based on number of units. As of April 19, 2015, Popeyes had 2,420 operating restaurants in the United States, Guam, Puerto Rico, the Cayman Islands and 27 foreign countries. The Company’s primary objective is to deliver sales and profits by offering excellent investment opportunities in its Popeyes brand and providing exceptional franchisee support systems and services to its owners. Popeyes Louisiana Kitchen, Inc. can be found at www.popeyes.com.

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In millions, except share data)

	4/19/2015	12/28/2014
Current assets:
Cash and cash equivalents	$6.3	$8.4
Accounts and current notes receivable, net	9.5	8.6
Other current assets	6.6	7.4
Advertising cooperative assets, restricted	37.6	32.4

Total current assets	60.0	56.8

Long-term assets:
Property and equipment, net	96.5	95.7
Goodwill	11.1	11.1
Trademarks and other intangible assets, net	94.5	94.7
Other long-term assets, net	1.8	2.0

Total long-term assets	203.9	203.5

Total assets	$263.9	$260.3

Current liabilities:
Accounts payable	$5.4	$7.4
Other current liabilities	6.8	12.4
Current debt maturities	0.3	0.3
Advertising cooperative liabilities	37.6	32.4

Total current liabilities	50.1	52.5

Long-term liabilities:
Long-term debt	109.5	109.6
Deferred credits and other long-term liabilities	34.0	32.4

Total long-term liabilities	143.5	142.0

Commitments and contingencies
Shareholders’ equity:
Preferred stock ($.01 par value; 2,500,000 shares authorized; 0 shares issued and outstanding)	—	—
Common stock ($.01 par value; 150,000,000 shares authorized; 23,150,421 and 23,143,609 shares issued and outstanding at April 19, 2015 and December 28, 2014, respectively)	0.2	0.2
Capital in excess of par value	37.6	46.4
Accumulated earnings	32.9	19.3
Accumulated other comprehensive loss	(0.4)	(0.1)

Total shareholders’ equity	70.3	65.8

Total liabilities and shareholders’ equity	$263.9	$260.3

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In millions, except per share data)

	16 Weeks Ended
	4/19/2015	4/20/2014
Revenues:
Sales by Company-operated restaurants	$34.7	$29.4
Franchise royalties and fees	43.1	38.8
Rent from franchised restaurants	1.7	1.9

Total revenues	79.5	70.1

Expenses:
Restaurant food, beverages and packaging	11.3	9.6
Restaurant employee, occupancy and other expenses	15.9	13.8
General and administrative expenses	25.3	24.4
Occupancy expenses - franchise restaurants	0.9	0.9
Depreciation and amortization	2.9	2.6
Other expenses (income), net	0.1	0.1

Total expenses	56.4	51.4

Operating profit	23.1	18.7
Interest expense, net	1.1	0.9

Income before income taxes	22.0	17.8
Income tax expense	8.4	6.7

Net income	$13.6	$11.1

Earnings per common share, basic:	$0.59	$0.47

Earnings per common share, diluted:	$0.58	$0.46

Weighted-average shares outstanding:
Basic	22.9	23.5
Diluted	23.3	23.9

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In millions)

	16 Weeks Ended
	4/19/2015	4/20/2014
Cash flows provided by (used in) operating activities:
Net income	$13.6	$11.1
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2.9	2.6
Net gain (loss) on sale and disposal of assets	(0.1)	0.1
Deferred income taxes	0.7	(0.1)
Non-cash interest expense, net	0.2	0.4
Excess tax benefits from stock-based payment arrangements	(4.9)	(1.1)
Stock-based compensation expense	1.7	1.6
Change in operating assets and liabilities:
Accounts receivable	(0.8)	(0.5)
Other operating assets	5.7	6.6
Accounts payable and other operating liabilities	(9.8)	(3.5)

Net cash provided by operating activities	9.2	17.2

Cash flows used in investing activities:
Capital expenditures	(5.7)	(6.6)

Net cash used in investing activities	(5.7)	(6.6)

Cash flows provided by (used in) financing activities:
Share repurchases	(11.0)	(10.0)
Proceeds from exercise of employee stock options	0.6	0.6
Excess tax benefits from stock-based payment arrangements	4.9	1.1
Other financing activities, net	(0.1)	(0.1)

Net cash used in financing activities	(5.6)	(8.4)

Net increase (decrease) in cash and cash equivalents	(2.1)	2.2
Cash and cash equivalents at beginning of year	8.4	9.6

Cash and cash equivalents at end of quarter	$6.3	$11.8

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Same-store sales and restaurant count

	16 Weeks Ended
	04/19/2015	4/20/2014
Same-store sales increase
Company-operated restaurants	1.0%	5.9%
Domestic franchised restaurants	7.4%	4.3%
Total domestic (Company-operated and franchised restaurants)	7.1%	4.3%
International franchised restaurants	6.1%	5.8%
Total global system	7.0%	4.5%

Company-operated restaurants (all domestic)
Restaurants at beginning of period	65	53
New restaurant openings	1	1
Permanent closings	—	(1)

Restaurants at end of quarter	66	53

Franchised restaurants (domestic)
Restaurants at beginning of period	1,805	1,716
New restaurant openings	28	18
Permanent closings	(7)	(8)
Temporary (closings)/re-openings, net	7	9

Restaurants at end of quarter	1,833	1,735

Franchised restaurants (international)
Restaurants at beginning of period	509	456
New restaurant openings	24	8
Permanent closings	(11)	(7)
Temporary (closings)/re-openings, net	(1)	3

Restaurants at end of quarter	521	460

Total restaurant count at end of quarter	2,420	2,248

NEWS RELEASE

Management’s Use of Non-GAAP Financial Measures

Adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit, free cash flow and consolidated total leverage ratio are supplemental non-GAAP financial measures. The Company uses adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit, free cash flow and consolidated total leverage ratio, in addition to net income, operating profit and cash flows from operating activities to assess its performance and believes it is important for investors to be able to evaluate the Company using the same measures used by management. The Company believes these measures are important indicators of its operational strength and the performance of its business. Adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit, free cash flow and consolidated total leverage ratio as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. In addition, adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit, free cash flow and consolidated total leverage ratio: (a) do not represent net income, cash flows from operations or earnings per share as defined by GAAP; (b) are not necessarily indicative of cash available to fund cash flow needs; and (c) should not be considered as an alternative to net income, earnings per share, operating profit, cash flows from operating activities or other financial information determined under GAAP.

Adjusted earnings per diluted share: Calculation and Definition

The Company defines adjusted earnings for the periods presented as the Company’s reported net income after adjusting for certain non-operating items consisting of the following:

i.	other expense (income), net, which included $0.1 million net gain of sale of assets and $0.1 million loss on disposals of fixed assets for the sixteen weeks ended April 19, 2015 and April 20, 2014 respectively, and

ii.	$0.2 million in executive transition expenses in the sixteen weeks ended April 19, 2015, and

iii.	the tax effect of these adjustments at the effective statutory rates.

Adjusted earnings per diluted share provides the per share effect of adjusted net income on a diluted basis. The following table reconciles on a historical basis for the sixteen week periods ended April 19, 2015 and April 20, 2014, respectively, the Company’s adjusted earnings per diluted share on a consolidated basis to the line on its condensed consolidated statement of operations entitled net income, which the Company believes is the most directly comparable GAAP measure.

	16 Weeks Ended
(In millions, except per share data)	4/19/2015	4/20/2014
Net income	$13.6	$11.1
Other expense (income), net	0.1	0.1
Tax effect	(0.1)	(0.1)

Adjusted earnings	$13.6	$11.1

Adjusted earnings per diluted share	$0.58	$0.46

Weighted average diluted shares outstanding	23.3	23.9

NEWS RELEASE

Operating EBITDA: Calculation and Definition

The Company defines operating EBITDA as earnings before interest expense, taxes, depreciation and amortization, other expenses (income), net. The following table reconciles on a historical basis for first quarter 2015 and first quarter 2014, the Company’s operating EBITDA on a consolidated basis to the line on its condensed consolidated statements of operations entitled net income, which the Company believes is the most directly comparable GAAP measure. Operating EBITDA margin is defined as operating EBITDA divided by total revenues.

	16 Weeks Ended
(Dollars in millions)	4/19/2015	4/20/2014
Net income	$13.6	$11.1
Interest expense, net	1.1	0.9
Income tax expense	8.4	6.7
Depreciation and amortization	2.9	2.6
Other expenses (income), net	0.1	0.1

Operating EBITDA	$26.1	$21.4

Total revenues	$79.5	$70.1

Operating EBITDA margin	32.8%	30.5%

Company-operated restaurant operating profit: Calculation and Definition

The Company defines Company-operated restaurant operating profit as sales by Company-operated restaurants minus restaurant food, beverages and packaging minus restaurant employee, occupancy and other expenses. The following table reconciles on a historical basis for the sixteen week periods ended April 19, 2015 and April 20, 2014, respectively, company-operated restaurant operating profit to the line item on its condensed consolidated statement of operations entitled sales by company-operated restaurants, which the Company believes is the most directly comparable GAAP measure. Company-operated restaurant operating profit margin is defined as Company-operated restaurant operating profit divided by sales by Company-operated restaurants.

	16 Weeks Ended
(Dollars in millions)	4/19/2015	4/20/2014
Sales by Company-operated restaurants	$34.7	$29.4
Restaurant food, beverages and packaging	11.3	9.6
Restaurant employee, occupancy and other expenses	15.9	13.8

Company-operated restaurant operating profit	$7.5	$6.0

Company-operated restaurant operating profit margin	21.6%	20.4%

NEWS RELEASE

Free cash flow: Calculation and Definition

The Company defines free cash flow as net income plus depreciation and amortization plus stock-based compensation expense, minus maintenance capital expenditures which includes: for the sixteen weeks ended April 19, 2015, $0.3 million of information technology and other corporate assets, and $0.2 million in other capital assets to maintain, replace and extend the lives of Company-operated restaurant facilities and equipment; and for the sixteen weeks ended April 20, 2014, $0.4 million in Company-operated restaurant reimaging, $0.4 million of information technology and other corporate assets, and $0.3 million in other capital assets to maintain, replace and extend the lives of Company-operated restaurant facilities.

The following table reconciles on a historical basis for the sixteen week periods ended April 19, 2015 and April 20, 2014, respectively, the Company’s free cash flow on a consolidated basis to the line on its consolidated statements of operations entitled net income, which the Company believes is the most directly comparable GAAP measure.

	16 Weeks Ended
(Dollars in millions)	4/19/2015	4/20/2014
Net income	$13.6	$11.1
Depreciation and amortization	2.9	2.6
Stock-based compensation expense	1.7	1.6
Maintenance capital expenditures	(0.5)	(1.1)

Free cash flow	$17.7	$14.2

NEWS RELEASE

Consolidated Total Leverage Ratio: Calculation and Definition

The Company uses Consolidated Total Leverage Ratio (“total leverage ratio”) to measure compliance with its covenants and borrowing capacity under its 2013 Credit Facility. The Company also believes that its total leverage ratio is a helpful measure for investors to assess its overall debt leverage which affects its ability to refinance its long-term debt as it matures, the cost of existing debt, the capacity to incur additional debt to invest in its strategic initiatives, and the ability to repurchase and retire its common shares.

The Company calculates Consolidated Total Leverage Ratio, in accordance with its 2013 Credit Facility, as the ratio of Consolidated Total Indebtedness divided by Consolidated EBITDA. Consolidated Total Indebtedness is generally defined under the 2013 Credit Facility as total indebtedness reflected on our balance sheet plus outstanding letters of credit. Consolidated EBITDA is defined in the 2013 Credit Facility as earnings before interest expense, taxes, depreciation and amortization, other expenses (income), net, and stock-based compensation expense for the four immediately preceding fiscal quarters.

Set forth below is the calculation of Consolidated Total Leverage Ratio as of April 19, 2015 and December 28, 2014 and the reconciliations of Consolidated Total Indebtedness and Consolidated EBITDA to their most comparable GAAP measures: current debt maturities and long-term debt, for Consolidated Indebtedness, and net income, for Consolidated EBITDA.

	52 Weeks Ended
(Dollars in millions)	4/19/2015	12/28/2014
Current debt maturities	$0.3	$0.3
Long-term debt	109.5	109.6

Total indebtedness	109.8	109.9
Plus: outstanding letters of credit	0.1	0.1

Consolidated Total Indebtedness	$109.9	$110.0

Net income	$40.5	$38.0
Interest expense, net	3.2	3.0
Income tax expense	25.5	23.8
Depreciation and amortization	9.0	8.7
Other expenses (income), net	1.2	1.2
Stock-based compensation expense	5.4	5.3

Consolidated EBITDA	$84.8	$80.0

Consolidated Total Leverage Ratio	1.3	1.4

Forward Looking Statements:

This Press Release contains “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Examples of such statements in this Press Release include discussions regarding the Company’s planned implementation of its strategic plan, planned share repurchases, projections and expectations regarding same-store sales for fiscal 2015 and beyond, expectations regarding future growth and commodity costs, expectations regarding restaurant reimaging, guidance for new restaurant openings and closures, effective income tax rate, and the Company’s anticipated 2015 and long-term performance, including projections regarding general and administrative expenses, capital expenditures, and adjusted earnings per diluted share, and similar statements of belief or expectation regarding future events. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, continued disruptions in the financial markets, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, our ability to protect our information systems against cyber attacks or information security breaches, our ability to protect individually identifiable data of our customers, franchisees and employees, instances of avian flu or other food-borne illnesses, general economic conditions, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our 2013 Credit Facility, our ability to comply with the repayment requirements, covenants, tests and restrictions contained in

NEWS RELEASE

our 2013 Credit Facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, effects of volatile gasoline prices, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in the Company’s 2014 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, which details are incorporated herein by reference. Therefore, you should not place undue reliance on any forward-looking statements.

PLKI Contact Information

Investor inquiries:

Grady Walker, Treasurer and Director of Investor Relations

(404) 459-4584 or investor.relations@popeyes.com

OR

Media inquiries:

Todd Burke, VP, Corporate Communications

(404) 459-4737 or todd.burke@popeyes.com